                                                                    EXHIBIT 21.1





                             BKF CAPITAL GROUP, INC.

                              LIST OF SUBSIDIARIES






                                                                  State

                                                           Under Which Organized

Levin Management Co., Inc.                                      Delaware
     John A. Levin & Co., Inc.                                  Delaware
         Levco GP, Inc.                                         Delaware
         LEVCO Securities, Inc.                                 Delaware